EXHIBIT 99.1

For Immediate Release

Microtune contacts:
Media Kathleen Padula Microtune, Inc. 972-673-1811 kathleen.padula@microtune.com	Investor Relations Rob Graham Microtune, Inc. 972-673-1850 investor@microtune.com

MICROTUNE EXECUTIVES ADOPT RULE 10B5-1 PRE-ARRANGED STOCK SALES PLANS

Plano, TX, December 3, 2004 — Microtune®, Inc. (NASDAQ: TUNE) announced today that its Chief Executive Officer and President, James A. Fontaine, and its Chief Operating Officer, Albert H. Taddiken, have adopted Rule 10b5-1 trading plans to sell portions of their Company stock over time as part of their respective individual long-term strategies for asset diversification and tax planning. Mr. Taddiken’s stock trading plan was adopted on November 29, 2004 and Mr. Fontaine’s stock trading plans were adopted on November 30, 2004. These plans have been established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and Microtune’s insider trading policy.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Under the terms of Mr. Fontaine’s plans, sales can be made monthly (provided that certain limit order thresholds are met) starting March 2005 through December 2005, but the plans may be amended or terminated prior to this date.

Under the terms of Mr. Taddiken’s plan, sales can be made monthly (provided that certain limit order thresholds are met) starting March 2005 through December 2007, but the plan may be amended or terminated prior to this date.

The aggregate maximum amount of shares that may be sold under these trading plans in any given month will not exceed approximately 22,000 shares. If the limit order prices are not reached during any given monthly period, then no shares will be sold for that month and the unsold shares will not be carried forward to future monthly periods.

Other officers and directors of the Company may adopt Rule 10b5-1 plans in the future.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 40 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer and VideoCaster are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright © 2004 Microtune, Inc. All rights reserved.